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                                                                    EXHIBIT j(3)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of those references and use of our reports dated December 10, 2001, on the financial statements and financial highlights of the AIM Large Cap Opportunities Fund, AIM Mid Cap Opportunities Fund, and the AIM Small Cap Opportunities Fund as of and for the year ended October 31, 2001 in the Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A).



                                       /s/ ERNST & YOUNG LLP

Houston, Texas
February 20, 2002